Exhibit 10.46

December 21, 2004

Mr. Charles Sledge
Vice President and Controller
1333 West Loop South, Suite 1700
Houston, Texas 77027

     Dear Chuck:

     The Board of Directors of Cooper Cameron Corporation (the “Company”) has concluded that it is in the Company’s best interest to amend its letter agreement with you, dated October 10, 2002, (the “Agreement”) by eliminating Section 5 in its entirety. The Company, therefore, is offering the payment to you of the sum of eighty-nine thousand, one hundred and fifty-four dollars and six cents ($89,154.06), payable within two weeks of the execution of this letter, in return for your agreement that the provisions of Section 5 of your Agreement shall be waived and cancelled in their entirety. As further inducement for your agreement to the waiver and cancellation, the Company is also offering the following:

1.	Your Employment Agreement shall be amended so that part (iii) of the definition of “Change of Control” will read in its entirety:

a merger or consolidation involving the Company or its stock or an acquisition by the Company, directly or indirectly or through one or more subsidiaries, of another entity or its stock or assets in exchange for the stock of the Company, unless, immediately following such transaction, 70% or more of the then outstanding Voting Securities of the surviving or resulting corporation or entity will be (or is) then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of the Company’s outstanding Voting Securities immediately prior to such transaction (treating, for purposes of determining whether the 70% continuity test is met, any ownership of the Voting Securities of the surviving or resulting corporation or entity that results from a stockholder’s ownership of the stock of, or other ownership interest in, the corporation or other entity with which the Company is merged or consolidated as not owned by persons who were beneficial owners of the Company’s outstanding voting Securities immediately prior to the transaction.)

Mr. Charles Sledge
December 21, 2004

2.	Your Agreement shall be amended further so that a transaction, which would have qualified as a “Change of Control” but for the fact that the consideration therefor is part or all cash, will be a transaction (an “Other Significant Transaction”) which triggers your severance benefits in the event of a termination in connection therewith.

     If you agree to so amend your Agreement, please execute and return this letter to the General Counsel.

Very truly yours,

/s/ Sheldon R. Erikson

Sheldon R. Erikson
Chairman, President and CEO
ACCEPTED AND AGREED:

/s/ Charles M. Sledge

Charles Sledge
Date: 12/21/04